Exhibit 32.2

CERTIFICATION OF

CHIEF FINANCIAL OFFICER

OF PACIFIC ENERGY MANAGEMENT LLC

PURSUANT TO 18 U.S.C. § 1350

Pursuant to 18 U.S.C. § 1350 and in connection with the accompanying report on Form 10-Q for the quarterly period ended June 30, 2005 that is being filed concurrently with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officer of Pacific Energy Management LLC, general partner of Pacific Energy GP, LP which is the general partner of Pacific Energy Partners, L.P. and its subsidiaries (the “Partnership”) hereby certifies that:

1.             The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.             The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

/s/ GERALD A. TYWONIUK
Gerald A. Tywoniuk
August 2, 2005

A signed original of this written statement required by Section 906 has been provided to Pacific Energy Partners, L.P., and will be retained by Pacific Energy Partners, L.P., and furnished to the Securities and Exchange Commission or its staff upon request.